UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 15, 2015

GFI GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34897	80-0006224
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 Water Street New York, NY	10041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 968-4100

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Form 8-K/A”) is an amendment to the Current Report of Form 8-K of GFI Group Inc., dated January 15, 2015 (the “Original Form 8-K”). This Form 8-K/A is being filed to correct an inadvertent clerical error in which a slide was duplicated instead of an omitted slide from the presentation included in Exhibit 99.1 of the Original 8-K.  This Form 8-K/A amends and restates in its entirety Item 7.01 and Exhibit 99.1 of the Original Form 8-K. No other changes were made to the Original Form 8-K. References to the exhibits in this Form 8-K/A are references to the exhibits filed with the Original Form 8-K.

Item 7.01. Regulation FD Disclosure.

On January 15, 2015, members of management of the Company and the Special Committee met with representatives of Institutional Shareholder Services, Inc. and presented a slide presentation (the “ISS Presentation”) that contains, among other things, an overview of the Merger and certain proxy matters that are up for vote at the Company’s special shareholder meeting that is scheduled for January 27, 2015. A copy of the ISS Presentation is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1

PowerPoint slide presentation, dated January 2015, entitled “Shareholder Presentation,” relating to certain proxy matters up for vote at the Company’s special shareholder meeting scheduled for January 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GFI GROUP INC.

Dated: January 16, 2015	By:	/s/ Christopher D’Antuono
Name: Christopher D’Antuono
Title: General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1

PowerPoint slide presentation, dated January 2015, entitled “Shareholder Presentation,” relating to certain proxy matters up for vote at the Company’s special shareholder meeting scheduled for January 27, 2015.